EXHIBIT 10.17

                                    AGREEMENT



     THIS AGREEMENT is made and entered into effective May 1, 1999, by and between Kaleidoscope Sports & Entertainment, LLC, 136 Madison Avenue, 8th Floor, New York, New York 10016 (hereinafter referred to as "Kaleidoscope") and Sportsprize Entertainment, Inc., 885 West Georgia Street, Suite 1500, Vancouver, British Columbia, Canada V6C 3E8 (hereinafter referred to as "Sportsprize").

                                    AGREEMENT

     WHEREAS, Kaleidoscope is a company involved in the planning, designing, marketing, selling and consulting for various sports related ventures and properties; and

     WHEREAS, Sportsprize is a company that plans to generate revenue and profits through Internet advertising and merchandise sales by operating a website that offers a game concept and by selling banners, advertisements, sponsorships and space in an online mall; and

     WHEREAS, Sportsprize desires to use Kaleidoscope's knowledge of and contacts in the sports business; and

     WHEREAS, Kaleidoscope has agreed to provide certain services to Sportsprize upon the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the mutual covenants set for the herein, and for other good and valuable consideration, it is agreed as follows:

1. TERM OF AGREEMENT: The term of this Agreement shall be deemed to have commenced on May 15, 1999 and shall continue for a period of six (6) months concluding October 15, 1999, unless sooner terminated or extended in accordance with the terms and conditions hereof.

2. KALEIDOSCOPE SERVICES: Kaleidoscope shall perform the following functions for Sportsprize:

     (a) By July 1, 1999 provide Sportsprize with a list of highly qualified candidates to serve as President of Sportsprize and a highly qualified list of candidates to act as Spokesman for Sportsprize. In addition, Kaleidoscope shall advise and work with Sportsprize in negotiating the employment contacts with such candidates; and

     (b) Work closely with Sportsprize to put together the best possible strategic plan, by July 15, 1999, for Kaleidoscope to secure presentations with major professional sports leagues and players associations with a view toward


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          getting those leagues and players associations to either endorse or to approve the Sportsprize concept; and

     (c) Assist Sportsprize and Interactive Marketing, Inc., by July 30, 1999, in creating an overall marketing and operational strategy for
          Sportsprize, which will contain strategic and tactical business recommendations for the promotional revenue, marketing and partnership issues involved in the launch of the Sportsprize.com website. In this connection, Kaleidoscope will address the following:

          (i)      The identification and procurement of Ecomm partners;
          (ii)     Endorsements for Sportsprize;
          (iii)    Finding advertisers and advertising for the site;
          (iv)     Identify and secure special events sponsors and sponsorships;
          (v)      Identify and procure strategic Media partners; and

     (d)  Consultation with Sportsprize management to oversee the implementation
          and  execution  of  the   strategies   and   recommendations   of  the
          Kaleidoscope plan.

3. COMPENSATION: In consideration of the rights and benefits granted pursuant to this Agreement, Sportsprize shall pay to Kaleidoscope the following amounts:

     a. One Hundred Twenty Thousand U.S. Dollars ($120,000), such amount to be paid in six (6) installments of Twenty Thousand U.S. ($20,000) each on or before the fifteenth (15th) day of May, June, July, August, September and October, 1999; and

     b. Options to purchase up to One Hundred Thousand (100,000) shares of stock in Sportsprize (currently trading on the Over The Counter market with the trading symbol "Jock") at a price of Twenty-five Cents ($.25) per share. Kaleidoscope shall have two (2) years from the date of this Agreement to exercise said option; provided however, that said options once exercised, are restricted for sale for a period of one (1) year from the date of said purchase; and

     c. Options to purchase up to One Hundred Thousand (100,000) shares of stock in Sportsprize (currently trading on the Over The Counter market with the trading symbol "Jock") at a price of Twenty-five Cents ($.25) per share, upon the successful completion of Paragraphs 2(a) and 2(b) above. In this connection, Kaleidoscope shall be deemed to have successfully completed the requirements of Paragraphs 2(a) and 2(b) above if it has (1) provided Sportsprize, by July 1, 1999, with a list of highly qualified individuals to serve as President of Sportsprize or, in the alternative, has provided Sportsprize with a well-known spokespeople and (2) either approached two (2) of the four (4) major professional sports leagues for approval of the Sportsprize concept or has not approached the said professional sports leagues, after having had discussions with Sportsprize



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          as to the  advisability of making such an approach and Sportsprize has decided to forego such an approach. Kaleidoscope shall have two (2) years from the date of this Agreement to exercise said option; provided however, that said options once exercised, are restricted for sale for a period of one (1) year from the date of said purchase.

     d. Options to purchase up to Three Hundred Thousand (300,000) shares of stock, in Sportsprize (currently trading on the Over The Counter market with the trading symbol "Jock") upon the reasonably satisfactory completion of Paragraph 2(c) above at the traded price of Sportsprize less twenty percent (20%) per share provided, however, that said options, once exercised, are restricted for sale for a period of one (1) year from the date of said purchase. The traded price of Sportsprize will be determined by the average closing price of Sportsprize's shares (traded on the NASDAQ OTC Bulletin Board or NASDAQ Small Cap Market or suchever market that Sportsprize's shares shall be traded upon) for a period of Ten (10) days preceding the agreed to completion. Said shares will be released at 30,000 shares per month over a Ten (10) month period. It is expressly agreed that Sportsprize will make every effort to register the shares for early trading privileges. Kaleidoscope agrees to sell it shares into the market at a volume of no greater than 21/2% of the true volume of the preceding weeks total amount of traded shares in Sportsprize. The number of shares covered by each option above shall be proportionally adjusted for any increase or decrease in the number of accrued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any increase or decrease in the number of shares.

4. EXPENSES: Kaleidoscope shall be entitled to reimbursement of all reasonable, necessary and pre-approved travel, entertainment and business expenses incurred in furtherance of Sportsprize business and pursuant to this undertaking, upon submission of reasonable documentation and receipts. Kaleidoscope will be guided by Sportsprize policy relating to business entertainment and travel expenses, and will submit requests for reimbursements on forms acceptable to Sportsprize on a monthly basis.

5. PAYMENTS TO KALEIDOSCOPE: All payments to be made to Kaleidoscope pursuant to the terms of this Agreement shall be made in U.S. Dollars by check drawn to the order of Kaleidoscope Sports & Entertainment, LLC, and mailed to it at 136 Madison Avenue, 8th Floor, New York, New York 10016, Attention:
     David Bagliebter, Esq., or to such other address as may be designated in writing to Sportsprize from time to time by Kaleidoscope.

6.   STATUS  OF  PERSONNEL:   Kaleidoscope  and  Sportsprize  acknowledged  that
     Kaleidoscope will be providing services hereunder as a non-exclusive independent contractor. Kaleidoscope shall provide the services of David


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     Bagliebter  and  Robert  McQueen  and  such  other  of its  management  and employees as it deems appropriate to provide the contracted services to Sportsprize hereunder. All such persons will be under the specific direction and control of Kaleidoscope and Kaleidoscope is responsible for their compensation and any and all other obligations of an employer or general contractor, including but not limited to withholding taxes and responsibility for any and all employee benefits. Nothing in this Agreement shall be construed to make such persons employees of Sportsprize for any purpose.

7. TIME IS OF THE ESSENCE: Sportsprize acknowledges that time is of the essence in the payment of all fees dues Kaleidoscope hereunder and hereby agrees that in the event any payment due Kaleidoscope is not received within fifteen (15) days of the date set forth in this Agreement for such payment Kaleidoscope shall have the right and option to terminate this Agreement effective upon expiration of fifteen (15) days following written notice to Sportsprize of its election to so terminate for failure of Sportsprize to perform in accordance with the provisions hereof, unless such payment has been received by Kaleidoscope within such fifteen (15) day period. The reservation of specific rights by Kaleidoscope herein shall not preclude Kaleidoscope from exercising any other remedy it may have at law or in equity to enforce the terms of this Agreement.

8. TERMINATION: In accordance with the terms and conditions hereof either party shall have the right to terminate the term of this Agreement immediately, at any time if a Default, as defined below, by the other party has occurred and is continuing by giving written notice thereof to the defaulting party. The term "Default" shall mean any of the following: [1] failure of a party to comply with or perform any material provision or condition of this Agreement and continuance of such failure for fifteen
     (15) days after written notice thereof to such party; or, if the failure cannot be cured within said 15-day period, if the other party does not commence to cure such failure within said 15-day period and diligently pursue such cure hereafter; [2] a party becomes insolvent, is unable to pay its debts as they mature or is the subject of a petition in bankruptcy, whether voluntary or involuntary, on any other proceeding under bankruptcy, insolvency or similar laws; or makes an assignment for the benefit of creditors; or is named in, or its property is subject to, a suit for appointment of a received; or is dissolved or liquidated; or [3] any warranty made in this Agreement is breached, false or misleading in any material respect. In the event of such termination, subject to the arbitration provisions hereof, the non-defaulting party shall be entitled to pursue any remedy provided in law or equity, including injunctive relief and the right to recover any and all damages it may have suffered by reason of such Default.

9. FORCE MAJEURE: Neither party hereto shall be considered to be in default of this Agreement, or be liable for damages thereof, for any failure of performance hereunder occasioned by an act of God, force of nature, accident, war or warlike activity, insurrection or civil commotion, labor dispute, transportation delay,


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     governmental  regulatory  action (whether or not with proper  authority) or other cause similar or dissimilar to the foregoing and beyond its reasonable control, provided the party so affected gives prompt notice thereof to the other. In the event of a suspension of any obligation by reason of this section, which extends beyond sixty (60) days, the party non-affected may, at its option, elect to cancel those aspects of this Agreement, which are reasonably feasible to terminate.

10. NOTICES: Except of any notice required under applicable law to be given in another manner, all notices, requests and demands as made by the parties to this Agreement shall be in writing [at the addresses set forth below, unless the recipient at least two (2) business days prior to the giving of such notice shall have advised the sender, in a notice given in accordance with this paragraph of a different address, in which case the notice shall be addressed to such different address] by any of the following means: [1] personal service (including service by overnight courier service); [2] telecopy (if confirmed in writing sent by personal service or registered or certified, first class mail, postage prepaid, return receipt requested); or [3] registered or certified, first class mail, postage prepaid, return receipt requested. Any notice, demand or request pursuant to either subsection [1] or [2] hereof shall not be effective until actually received at the address (or facsimile number) specified (and, in the case of an electronic communication under [2] that is not received between 9:00 a.m and 5:00 p.m., at the location of the recipient on a Business Day, such communication shall be deemed received at 9:00 a.m. on the next Business
     Day), but notices given under [3] above shall be deemed given two (2) days following deposit in the United States mails. Any party to this Agreement may change its address for notices by a notice to the other given in a manner permitted under this paragraph. For purposes of this paragraph, "Business Day" means any day other than a Saturday or Sunday, or any other day on which national or state chartered banks located in New York are authorized to be closed. Notices shall be as follows:

        If to Kaleidoscope:          David P. Bagliebter
                                     General Counsel &
                                     Senior Vice President,
                                     Business Affairs
                                     Kaleidoscope Sports & Entertainment, LLC
                                     136 Madison Avenue
                                     New York, New York  10016

        If to Sportsprize:           Sportsprize Entertainment, Inc.
                                     Jeffrey D. Pacquin
                                     Barrister & Solicitor
                                     World Trade Center
                                     555 - 999 Canada
                                     Vancouver, B.C. V6C 3E1

11.  ARBITRATION:


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     A.   Except as set forth with  respect to third party  claims,  any dispute between the parties arising from this Agreement shall be settled by arbitration held in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as modified by this section. All disputes shall be referred to a single arbitrator mutually appointed by the parties. If the parties cannot agree upon a
          signal   arbitrator  within  thirty  (30)  days  after  a  demand  for arbitration is made, the dispute will be referred to an decided by a panel of three (3) arbitrators. Within twenty (20) days following the 30-day period set forth above, each party shall select an arbitrator and the arbitrators so selected shall, within thirty (30) days after their selection, appoint the third arbitrator. If the arbitrators so selected cannot agree upon a third arbitrator, such third arbitrator shall be appointed by the President of the American Arbitration Association. Arbitration hearings shall take place in New York, New York. The proceedings shall commence and be completed within sixty
          (60) days after the selection of the last arbitrator. The agreement of a majority of the arbitrators, if the parties are unable to agree upon a single arbitrator, rather than unanimity, shall be binding. Any award rendered through this process will be final and binding upon the parties. Unless otherwise directed by the arbitrator(s), each party shall bear its own costs and expenses of arbitration, except that the parties shall each bear one-half (1/2) of the costs, if any, of the third arbitrator and any costs assessed by the American Arbitration Association.

     B. Notwithstanding the above, if there is a breach or threatened breach by a party of a material terms of this Agreement, the other party shall be entitled to seek injunctive relief to prevent irreparable injury.

     C. The provisions of this paragraph shall survive the expiration or sooner termination of this Agreement.

12. RELATIONSHIP OF THE PARTIES: Kaleidoscope and Sportsprize are entering into this Agreement as independent contractors and agree that they are not, and shall not become or be deemed to be, agents, partners, principals or employees of one another as a result of this Agreement or the performance of their respective obligations hereunder. Nothing in this Agreement is intended, or shall be deemed, to create a relationship, express or implied, of principal and agent, employer and employee or joint venture. Each party is responsible for providing, at their own expense, disability, unemployment and other insurance and workers' compensation for themselves and their subcontractors and employees.

13. GOVERNING LAW: This Agreement shall be interpreted in accordance with and governed by the laws of the State of New York without regard to or for conflict of laws privileges.

14. SEVERABILITY: If any provision of this Agreement shall be declared or held by a court of competent jurisdiction or a duly constituted arbitration panel to be invalid or



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     unenforceable,  such  provision  shall be  deemed  modified  to the  extent necessary to be valid and enforceable, provided that such modification does not materially alter the intent or purpose of this Agreement or the obligations of the parties hereunder. If any such provision cannot be so modified, such provision shall be severed wherefrom and of no force of effect unless the severing of such provision materially alters the intent or purpose of this Agreement or the obligations of the parties hereunder. The remaining provisions hereof shall continue to be the valid and enforceable obligations of the parties, all provisions hereof being severable except as provided above.

15. CAPTIONS; HEADINGS: The captions or headings of the paragraphs of this Agreement are for convenience only and should not be deemed to limit or in any way affect the scope, meaning or intent of this Agreement or any portion hereof.

16. ASSIGNMENT; BINDING EFFECT: This Agreement shall be personal to the parties hereto, and except as provided herein, neither this Agreement nor the rights or obligations of any party hereto shall be assigned by any party without the prior written consent of the other party hereto. This Agreement shall be binding upon the parties and their respective successors and permitted assigns.

17. ENTIRE AGREEMENT; WAIVER: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Neither this Agreement nor any provision hereof shall be modified, amended, terminated, discharged or waived except by a written instrument signed by the party to be charged therewith. No such written waiver of any provision shall be deemed a waiver of the breach or enforcement of any other provision thereof or of the subsequent breach or enforcement of the same provision whether or not such breach is similar.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year above written.

KALEIDOSCOPE SPORTS & ENTERTAINMENT, LLC


By:  /s/ [Illegible]
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SPORTSPRIZE ENTERTAINMENT, INC.

By:  /s/ [Illegible]
     ------------------------------------